SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2005

PHARMACEUTICAL PRODUCT DEVELOPMENT, INC.

(Exact name of registrant as specified in its charter)

North Carolina	0-27570	56-1640186
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

3151 South 17th Street, Wilmington, North Carolina 28412

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (910) 251-0081

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 12, 2005, PPD Development, LP (the “Company”), a subsidiary of the registrant, entered into an employment agreement with William W. Richardson as Senior Vice President of Global Business Development. The employment agreement sets out the following basic terms between the Company and Mr. Richardson:

•	Mr. Richardson’s employment will begin on November 1, 2005 and will end on December 31, 2006, subject to automatic one-year renewal periods, unless either the Company or Mr. Richardson provides written notice to the other prior to termination of the employment period;

•	Mr. Richardson will be responsible for the worldwide account development of PPD Development and other PPD entities;

•	Mr. Richardson’s base salary is $245,000 per year, subject to annual increases;

•	On the first day of his employment, Mr. Richardson will be granted non-qualified options to purchase 25,000 shares of the registrant’s common stock;

•	Mr. Richardson is entitled to performance-based cash bonuses and non-qualified stock option awards as well as customary benefits annually available to other employees; and

•	Mr. Richardson agreed to non-compete and non-solicitation covenants following termination of his employment.

The description of the employment agreement set forth above is qualified in its entirety by reference to the agreement, which is attached as Exhibit 10.219 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

Exhibit 10.219	*	Employment Agreement dated October 12, 2005, between PPD Development, LP and William W. Richardson.

*	The registrant has requested confidential treatment with respect to certain portions of this exhibit. Such portions have been omitted from this exhibit and have been filed separately with the Untied States Securities and Exchange Commission.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

PHARMACEUTICAL PRODUCT DEVELOPMENT, INC.

Date: October 17, 2005

/s/ Linda Baddour
Name: Linda Baddour
Title: Chief Financial Officer

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